EXHIBIT 99.2

Laredo Petroleum Holdings, Inc.
Unaudited pro forma condensed consolidated financial information

On August 1, 2013, Laredo Petroleum, Inc. ("Laredo"), a wholly owned subsidiary of Laredo Petroleum Holdings, Inc. ("Holdings"), together with two of Laredo's subsidiaries, Laredo Petroleum Texas, LLC and Laredo Gas Services, LLC (collectively, the "Sellers"), completed the sale of oil and gas properties located in the Anadarko Basin in the State of Oklahoma and the State of Texas (the "Oil and Gas Assets"), associated pipeline assets and various other related property and equipment (together with the Oil and Gas Assets, the "Assets") for a purchase price of $438 million. The purchase price consisted of approximately $400 million from certain affiliates of EnerVest, Ltd. (collectively "EnerVest"), and approximately $38 million from third parties as a result of the exercise of such third parties' preferential rights associated with certain of the Oil and Gas Assets. After estimated transaction costs, the net proceeds were approximately $434 million, which are subject to adjustments to reflect an economic effective date of April 1, 2013 (currently estimated as a reduction of $5 million in net proceeds, although this number is subject to change). The net proceeds were used to pay off Laredo's senior secured credit facility and for working capital purposes.

The unaudited pro forma condensed consolidated balance sheet has been prepared as if the sale of the Assets occurred as of June 30, 2013. The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2013 has been prepared as if the sale of the Assets occurred on January 1, 2013. The unaudited pro forma condensed consolidated financial information has been derived from and should be read together with the historical consolidated financial statements and the related notes of Holdings and its subsidiaries (collectively the "Company") included in its Annual Report on Form 10-K for the year ended December 31, 2012 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and does not purport to represent what the results of operations or financial position of the Company would actually have been had the transaction described above occurred on the dates noted above, or to project the results of operations or financial position of the Company for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed consolidated financial information have been made.

Laredo Petroleum Holdings, Inc.
Pro forma condensed consolidated balance sheet
June 30, 2013
(in thousands)
(Unaudited)

	Historical	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$43,588	$32,215	(a)	$75,803
Accounts receivable, net	89,852	—		89,852
Deferred income taxes	9,897	—		9,897
Restricted deposits on pending sale	44,000	(44,000)	(b)	—
Other current assets	11,959	—		11,959
Current assets held for sale	579	(579)	(c)	—
Total current assets	199,875	(12,364)		187,511
Property and equipment:
Oil and natural gas properties, full cost method:
Proved properties	3,350,367	(375,323)	(d)(e)	2,975,044
Unproved properties not being amortized	146,505	(17,261)	(d)	129,244
Pipeline and gas gathering assets	29,871	—		29,871
Other fixed assets	31,921	—		31,921
	3,558,664	(392,584)		3,166,080
Less accumulated depreciation, depletion, amortization and impairment	1,261,518	—		1,261,518
Property and equipment held for sale, net of accumulated depreciation	45,698	(45,698)	(c)	—
Net property and equipment	2,342,844	(438,282)		1,904,562
Deferred income taxes	31,131	(1,258)	(f)	29,873
Other assets, net	43,374	—		43,374
Noncurrent assets held for sale	389	(389)	(c)	—
Total assets	$2,617,613	$(452,293)		$2,165,320
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$31,378	$—		$31,378
Undistributed revenue and royalties	35,015	—		35,015
Restricted deposits on pending sales	44,000	(44,000)	(b)	—
Other current liabilities	148,411	—		148,411
Current liabilities held for sale	6,112	(6,112)	(c)(e)	—
Total current liabilities	264,916	(50,112)		214,804
Long-term debt	1,446,651	(395,000)	(a)	1,051,651
Asset retirement obligations	15,319	—		15,319
Other noncurrent liabilities	5,606	—		5,606
Noncurrent liabilities held for sale	9,416	(9,416)	(c)(e)	—
Total liabilities	1,741,908	(454,528)		1,287,380
Stockholders’ equity:
Additional paid-in capital	968,174	—		968,174
Other Laredo stockholder's equity	(92,469)	2,235	(f)	(90,234)
Total stockholders’ equity	875,705	2,235		877,940
Total liabilities and stockholders’ equity	$2,617,613	$(452,293)		$2,165,320

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial information.

Laredo Petroleum Holdings, Inc.
Pro forma condensed consolidated statement of operations
For the six months ended June 30, 2013
(in thousands)
(Unaudited)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Oil and natural gas sales	$340,673	$(49,737)	(g)	$290,936
Natural gas transportation and treating	328	—		328
Total revenues	341,001	(49,737)		291,264
Costs and expenses:
Lease operating expenses	44,627	(3,781)	(g)	40,846
Production and ad valorem taxes	21,167	(911)	(g)	20,256
Natural gas transportation and treating	347	—		347
Drilling and production	1,271	—		1,271
General and administrative	40,129	—		40,129
Accretion of asset retirement obligations	804	(240)	(h)	564
Depreciation, depletion and amortization	130,737	(36,533)	(i)	94,204
Total costs and expenses	239,082	(41,465)		197,617
Operating income	101,919	(8,272)		93,647
Non-operating expense:
Realized and unrealized gain on commodity derivative financial instruments, net	7,121	—		7,121
Interest expense	(51,292)	2,582	(j)	(48,710)
Other non-operating expense, net	(160)	—		(160)
Non-operating expense, net	(44,331)	2,582		(41,749)
Income from operations before income taxes	57,588	(5,690)		51,898
Income tax expense:
Deferred	(21,157)	2,048	(k)	(19,109)
Total income tax expense	(21,157)	2,048		(19,109)
Income from operations	36,431	(3,642)		32,789
Income from discontinued operations, net of tax	790	(790)	(l)	—
Net income	$37,221	$(4,432)		$32,789

Net income per common share:
Basic	$0.30			$0.26
Diluted	$0.29			$0.25

Weighted average common shares outstanding:
Basic	127,281			127,281
Diluted	129,119			129,119

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial information.

Laredo Petroleum Holdings, Inc.
Notes to the pro forma condensed consolidated financial information
(Unaudited)

1.	Basis of presentation

The unaudited pro forma condensed consolidated financial information has been derived from and should be read together with the historical consolidated financial statements and the related notes of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2012 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

The oil and natural gas properties that were a component of the sale of Assets were not presented as held for sale nor were their results of operations presented as discontinued operations pursuant to the rules governing full cost accounting for oil and gas properties. The associated pipeline assets and various other associated property and equipment qualified as held for sale as of June 30, 2013. The results of operations of the associated pipeline assets and various other associated property and equipment were presented as results of discontinued operations, net of tax, in the unaudited consolidated financial statements as of June 30, 2013 and for the six months ended June 30, 2013.

2.	Pro forma adjustments and assumptions

The unaudited pro forma condensed consolidated financial information gives pro forma effect to the following items, (i) the sale of the Assets and (ii) repayment of the Company's senior secured credit facility:

Condensed Consolidated Balance Sheet

(a) Adjustments reflect $438 million of cash consideration, less transaction costs and less assets and liabilities transferred as part of the sale. Of the net cash proceeds received, $395 million was used to repay the principal amount outstanding under the Company's senior secured credit facility.

(b) To reflect the elimination of the restricted deposit held in escrow and released upon the consummation of the sale.

(c) To eliminate held for sale assets that were sold and liabilities that were transferred as part of the sale.

(d) Adjustments reflect the sales proceeds attributable to the proved and unproved oil and gas properties in accordance with the full cost method of accounting.

(e) Adjustments reflect the elimination of asset retirement obligations and capitalized retirement costs associated with the Oil and Gas Assets.

(f) Adjustments reflect the gain of $2.2 million, net of tax of $1.3 million, on the sale of various other related assets which are a component of the Assets and are not accounted for under the full cost method of accounting. The gain was calculated based on the net book value of the assets and liabilities sold as of June 30, 2013.

Condensed Consolidated Statements of Operations

(g) To eliminate the revenues and direct operating expenses associated with the Oil and Gas Assets.

(h) To eliminate accretion expense attributable to asset retirement obligations associated with the Oil and Gas Assets.

(i) To adjust depletion at an average rate of $20.16 per BOE for the six months ended June 30, 2013, as a result of the sale of the Oil and Gas Assets.

(j) To adjust interest expense and capitalized interest to give effect to the application of the net proceeds to pay off the Company's indebtedness under its senior secured credit facility.

Laredo Petroleum Holdings, Inc.
Notes to the pro forma condensed consolidated financial information - continued
(Unaudited)

(k) To adjust income tax expense for the effects of the pro forma adjustments at statutory rates.

(l) Adjustment reflects discontinued operations, net of tax that would not have been incurred by the Company had the sale of the Assets occurred prior to beginning of the period.